UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

ANTITRUST APPROVALS IN KOREA AND GERMANY

On June 22, 2012, Standard Microsystems Corporation (the “Company” or “SMSC”) and Microchip Technology Incorporated (“Microchip”) received notice of clearance from the Korea Fair Trade Commission, the relevant antitrust authority in Korea with respect to the transaction proposed in the Agreement and Plan of Merger, dated as of May 1, 2012 (the “Merger Agreement”), among Microchip, a Delaware corporation, Microchip Technology Management Co., a Delaware corporation and a wholly-owned subsidiary of Microchip (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into SMSC, with SMSC surviving as a wholly-owned subsidiary of Microchip (the “Merger”).  The parties previously received antitrust clearance in the United States on May 18, 2012 and in Germany on June 12, 2012.  The parties await the receipt of additional antitrust clearances in China and Turkey.

SETTLEMENT OF LITIGATION

On June 25, 2012, the Company and Microchip entered into a memorandum of understanding with the plaintiffs in certain class action lawsuits filed on behalf of SMSC’s stockholders regarding the settlement of those class action lawsuits that were filed following the announcement of the Merger Agreement.  Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) filed by SMSC with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2012.

As previously disclosed beginning on pages 16 and 47 of the Definitive Proxy Statement, four putative class action lawsuits were filed in connection with the Merger Agreement, two in the Court of Chancery of the State of Delaware and two in New York Supreme Court, Suffolk County.  Each of the lawsuits was filed against the Company, its directors, Microchip and Merger Sub, on behalf of the Company’s public stockholders.  On May 23, 2012, the Delaware lawsuits were consolidated under the caption In re Standard Microsystems Corporation Shareholders Litigation (C.A. No. 7522-VCP).  On May 30, 2012, the plaintiffs in the consolidated Delaware action submitted a letter requesting that the action be stayed in favor of the New York litigation. The plaintiffs in the two New York actions filed motions for consolidation, appointment as lead plaintiff, approval of selection of lead counsel, and expedited proceedings and discovery, and on June 1, 2012, the two New York actions were consolidated under the caption In re Standard Microsystems Corporation Shareholder Litigation, Index No. 14752/2012.  On June 6, 2012, the court in the consolidated New York action issued a written decision in which it directed counsel for the two plaintiffs to work cooperatively regarding all pre-trial procedures and settlement negotiations and to coordinate all work assignments, activities and appearances in such a manner as to facilitate the orderly and efficient prosecution of the consolidated action by avoiding duplicative effort.

On June 25, 2012, counsel for the parties in all four actions (collectively, the “Litigation”) reached an agreement in principle under which they agreed on the terms of a settlement of the Litigation. The Company and the members of its Board, together with Microchip and Merger Sub, are referred to herein as the “Defendants.” The proposed settlement is conditioned upon, among other things, final approval of the proposed settlement by the court in the Litigation. The settling parties agreed that the Company will provide certain supplemental disclosures to the Definitive Proxy Statement, which are set forth in this Current Report on Form 8-K.  In exchange for these additional disclosures, the parties to the Litigation will use their best efforts to agree upon, execute and present to the court in the New York consolidated action a stipulation of settlement and such other documents as may be necessary and appropriate to obtain the approval by the court of such stipulation and dismissal with prejudice. The settlement also provides that the Defendants will be released by the plaintiffs from all claims arising out of the Merger and the transactions contemplated by the Merger Agreement. The settlement, including the payment by the Company of attorneys’ fees, is also contingent upon, among other things, the Merger becoming effective under applicable law. In the event that the stipulation of settlement is not approved and such conditions are not satisfied, the Defendants will continue to vigorously defend the Litigation.

The settlement provides that the Defendants deny that they engaged in any wrongdoing, committed any violation of law or acted improperly in any way, and believe that they acted properly at all times and that the Litigation has no merit, but wish to settle the Litigation in order to eliminate the distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the Litigation as described in this supplemental disclosure, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement.  These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

Summary – Opinion of Qatalyst Partners

The following disclosure supplements and restates the first paragraph under the heading “Summary – Opinion of Qatalyst Partners (Page 31)” on page 10 of the Definitive Proxy Statement.

We retained Qatalyst Partners to act as our financial advisor in connection with the merger.  We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ expertise in the semiconductor industry, reputation, recent track record and familiarity with SMSC and to members of its board of directors (including that Qatalyst Partners previously negotiated against SMSC as financial advisor to Conexant Systems, Inc. (“Conexant”) in connection with SMSC’s proposed acquisition of Conexant announced in January 2011).  At the meeting of SMSC’s board of directors on May 1, 2012, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, that as of May 1, 2012 and based upon and subject to the considerations, limitations and other matters set forth in the opinion, the consideration to be received by the holders of SMSC common stock (other than Microchip or any affiliate of Microchip) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Background of the Merger

The following disclosure supplements and restates the last paragraph on page 23 of the Definitive Proxy Statement.

On March 7, 2012, SMSC’s board of directors met telephonically, during which meeting management and a representative of Cleary Gottlieb Steen & Hamilton LLP (which we refer to in this proxy statement as “Cleary Gottlieb”), outside counsel to SMSC, were present.  At this meeting, Ms. King summarized SMSC’s recent discussions and meetings with Microchip.  At the same meeting, SMSC’s board of directors discussed the need to retain a financial advisor in connection with the board’s consideration of SMSC’s strategic alternatives.  After discussion of the qualifications of various potential financial advisors, the board of directors determined that Qatalyst Partners would be the board’s preferred financial advisor in light of its expertise in the semiconductor industry, reputation, recent track record and familiarity with SMSC and its board members (including that Qatalyst Partners previously negotiated against SMSC as financial advisor to Conexant in connection with SMSC’s proposed acquisition of Conexant announced in January 2011).  The board accordingly authorized management to contact Qatalyst Partners to determine whether it was available and would be willing to serve as financial advisor to the board of directors in connection with its evaluation of a proposal from Microchip or any alternatives thereto.

The following disclosure supplements and restates the last paragraph on page 24 of the Definitive Proxy Statement.

Also at this meeting, representatives of Qatalyst Partners provided a preliminary analysis of the trading history and financial performance of SMSC, as well as preliminary financial analyses based on the “tail winds” and “head winds” scenarios.  Representatives of Qatalyst Partners also reviewed with the board of directors a number of considerations for next steps in connection with the strategic process with Microchip, including strategies to obtain a higher price from Microchip and the possibility of soliciting indications of interest from other potential acquirers.  The board of directors discussed the question of whether an alternative acquirer would have the financial strength or capacity to acquire SMSC at a price similar to or above the range proposed by Microchip, the risk of leaks or rumors that may result from soliciting other acquirers, and the potential impact to SMSC or to Microchip’s proposal of such leaks.  The board of directors discussed various potential acquirers, including potential private equity buyers, concluding (based in part on prior conversations with various private equity buyers) that the lack of synergies made it unlikely that any private equity buyer would be interested in acquiring SMSC at a price in excess of that proposed by Microchip.  The board also concluded that it would be premature to solicit other potential acquirers without an offer from Microchip at a higher price, but agreed that it might become appropriate to solicit other potential acquirers if the discussions with Microchip progressed further.  Following discussion, in an effort to obtain a price increase, SMSC’s board of directors authorized Ms. King to propose to Mr. Sanghi a price not lower than $43.00 per share of common stock of SMSC.

The following disclosure supplements and restates the third paragraph on page 26 of the Definitive Proxy Statement.

The board of directors then discussed with management and Qatalyst Partners the status of the negotiations with Microchip, including the expectation, based on prior communications with Mr. Sanghi and other representatives of Microchip, that Microchip would refuse to engage in further discussions or diligence unless SMSC agreed to enter into exclusive discussions with Microchip regarding a potential strategic transaction on the basis of its $37.00 per share proposal.  The board of directors then discussed with management and representatives of Qatalyst Partners the possibility of soliciting indications of interest from other potential acquirers.  The board of directors and representatives of Qatalyst Partners discussed in excess of 15 companies in the semiconductor industry (including portfolio companies of various private equity firms) identified by management and representatives of Qatalyst Partners as being potential candidates to engage in a strategic transaction with SMSC, reviewing with respect to each company, among other things, the likelihood that the company may have an interest in a strategic transaction with SMSC at this time; the company’s ability to finance such a transaction; the ability of the company to act quickly when presented with a strategic opportunity (based, in part, on the prior experience of members of the Qatalyst Partners deal team with the company); and the competitive risks of engaging in discussions regarding a potential transaction with such company.  A number of directors believed that it was unlikely that any of these companies would be likely to make a proposal that would be as attractive as Microchip’s proposal and expressed concern that soliciting additional companies may expose SMSC to leaks and rumors that may damage SMSC or its discussions with Microchip. Following discussion, the board of directors concluded that it would be in the best interests of SMSC to approach a limited number of companies to confirm such belief and directed management and representatives of Qatalyst Partners to approach the three companies—Company B, Company C and Company D—determined by the board to be the most likely to have an interest in acquiring and the ability to acquire SMSC.  SMSC’s board of directors determined not to contact Company A, because, among other things, Company A previously had indicated to Ms. King that it was only interested in SMSC’s automotive product line and unlikely to be interested in an acquisition of the entire company by itself.

Opinion of Qatalyst Partners

The following disclosure supplements and restates the paragraph under the heading “Opinion of Qatalyst Partners” on page 31 of the Definitive Proxy Statement.

We retained Qatalyst Partners to act as financial advisor to SMSC’s board of directors in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received by the holders of our common stock (other than Microchip or any affiliate of Microchip) pursuant to the merger agreement was fair, from a financial point of view, to such holders.  We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ expertise in the semiconductor industry, reputation, recent track record and familiarity with SMSC and to members of its board of directors (including that Qatalyst Partners previously negotiated against SMSC as financial advisor to Conexant in connection with SMSC’s proposed acquisition of Conexant announced in January 2011).  Qatalyst Partners has provided its written consent to the reproduction of Qatalyst Partners’ opinion in this proxy statement.  At the meeting of SMSC’s board of directors on May 1, 2012, Qatalyst Partners rendered its oral opinion, which was subsequently confirmed in writing on May 1, 2012, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the $37.00 per share cash consideration to be received by the holders of SMSC common stock (other than Microchip or any affiliate of Microchip) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Opinion of Qatalyst Partners – Illustrative Discounted Cash Flow Analysis

The following disclosure supplements and restates the paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 33 of the Definitive Proxy Statement.

Qatalyst Partners performed an illustrative discounted cash flow analysis (DCF), which is designed to imply a potential, present value of SMSC by adding the net present value of the estimated future unlevered free cash flows, based on the management case, to the net present value of a corresponding terminal value of SMSC.  Qatalyst Partners’ analysis included the unlevered free cash flows of SMSC for fiscal 2013 through for fiscal 2017, and calculated the terminal value at the end of fiscal 2017 by applying a range of multiples from 11.0x to 16.0x to SMSC’s fiscal 2018 net operating profit after tax (NOPAT) (refer to the section entitled “The Merger—Selected Unaudited Prospective Financial Information” beginning on page 42 of this proxy statement for a listing of the unlevered free cash flows and NOPATs of SMSC for fiscal 2013 through fiscal 2018).  Qatalyst Partners determined the range of multiples used based on the observed multiples of NOPAT for SMSC and the selected companies analyzed (refer to the section entitled “—Selected Companies Analysis” beginning on page 33 of this proxy statement for a listing of companies).  These values were discounted to present values using a discount rate ranging from 8.5% to 14.5% based upon SMSC’s estimated weighted average cost of capital, reflecting Qatalyst Partners’ judgment of an illustrative range derived by utilizing a weighted average cost of capital analysis based on certain financial metrics for SMSC and certain selected companies.  Qatalyst Partners then applied a dilution factor of 19% to reflect the dilution to current stockholders due to the effect of future equity compensation grants projected by SMSC’s management (which dilution factor reflects a projected 3.5% dilution compounded annually).  Based on the calculations set forth above, this analysis implied a range of values for SMSC’s common stock of approximately $33.87 to $50.98 per share.

Opinion of Qatalyst Partners – Selected Companies Analysis

The following disclosure supplements and restates the first three paragraphs on page 34 of the Definitive Proxy Statement.

Based upon the mean of research analyst estimates for SMSC for the four fiscal quarters ended November 30, 2012 (which period, when used with respect to SMSC, is referred to herein as “calendar year 2012”) published after SMSC’s April 10, 2012 earnings announcements and available as of April 30, 20121, and using the closing prices as of April 30, 2012 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2012 (which we refer to in this proxy statement as the “CY12E Revenue Multiple”) and the closing stock price divided by the estimated consensus earnings per share for calendar year 2012 (which we refer to in this proxy statement as the “CY12E P/E Multiple”).

1   The research analyst estimates for SMSC came from CapStone Investments, Think Equity LLC, A Panmure Gordon Company, Wunderlich Securities, Inc., Needham & Company, LLC and CanaccordGenuity Inc.

The companies compared, together with their respective CY12E Revenue Multiples and CY 12E P/E Multiples, are listed below:

Company	CY12E Revenue Multiple	CY12E P/E Multiple

Selected Large to Mid-Cap Semiconductor Companies:

NXP Semiconductors N.V.	2.3x	14.7x

ON Semiconductor Corp.	1.3x	12.6x

Cypress Semiconductor Corporation	3.1x	17.9x

Microsemi Corporation	2.5x	10.0x

Cirrus Logic, Inc.	3.4x	17.7x

Semtech Corporation	2.8x	16.0x

Silicon Laboratories Inc.	2.3x	17.6x

Dialog Semiconductor plc	2.1x	19.4x

Intersil Corp.	1.6x	21.0x

Power Integrations, Inc.	3.0x	24.1x

Selected Small-Cap Semiconductor Companies:

Integrated Device Technology, Inc.	1.3x	22.9x

Volterra Semiconductor Corporation	4.3x	21.9x

Monolithic Power Systems, Inc.	2.6x	26.3x

Micrel, Incorporated	2.0x	25.3x

Silicon Image, Inc.	1.2x	27.3x

O2Micro International Limited	0.6x	44.8x

The mean CY12E Revenue Multiples among the selected companies analyzed was 2.4x for the large to mid-cap semiconductor companies and 2.0x for the small-cap semiconductor companies, and the CY12E Revenue Multiple for SMSC based on the Analyst Projections was 1.2x.

Based on an analysis of the CY12E Revenue Multiple for each of the selected companies, Qatalyst Partners selected a representative range of 1.0x to 2.0x and applied this range to SMSC’s estimated calendar year 2012 revenue.  Based on SMSC’s fully-diluted shares (using the treasury stock method), including common stock, restricted stock awards, RSUs, SARs and stock options as provided by management of SMSC for the period ended February 29, 2012, this analysis implied a range of values for SMSC’s common stock of approximately $24.35 to $39.14 per share based on the management case and approximately $24.10 to $38.71 per share based on the Analyst Projections.

The mean CY12E P/E Multiple among the selected companies analyzed was 17.1x for the large to mid-cap semiconductor companies and 28.1x for the small-cap semiconductor companies.  The CY12E P/E Multiple for SMSC based on the Analyst Projections (and after adjusting for a normalized tax rate provided by the Company’s management of 28%) was 18.4x.

Opinion of Qatalyst Partners – Selected Transactions Analysis

The following disclosure supplements and restates the first two full paragraphs beginning on page 35 of the Definitive Proxy Statement.

For each of the transactions listed below, Qatalyst Partners reviewed, among other things, the implied fully diluted enterprise value of the target company as a multiple of next twelve months estimated revenue of the target company (which we refer to in this proxy statement as the “NTM Revenue Multiple”) and the price paid per share of the target company as a multiple of the estimated consensus earnings per share for the next twelve months for each of the selected target companies (which we refer to in this proxy statement as the “NTM P/E Multiple”), in each case as reflected in Wall Street analyst research, certain publicly available financial statements and press releases.

The transactions analyzed, together with their respective announcement dates, NTM Revenue Multiples and NTM P/E Multiples, are listed below:

Announcement Date	Target	Acquiror	Form of Consideration	NTM Revenue Multiple	NTM P/E Multiple

April 30, 2012	PLX Technology, Inc.	IDT Corporation	Cash & Stock	2.5x	Not Meaningful (i.e. negative or greater than 50x)

January 23, 2012	Gennum Corporation	Semtech Corporation	Cash	3.1x	23.5x

November 30, 2011	Advanced Analogic Technologies Incorporated	Skyworks Solutions Inc.	Cash	1.9x	Not Meaningful

September 22, 2011	Zarlink Semiconductor Inc.	Microsemi Corporation	Cash	2.0x	24.4x

September 12, 2011	NetLogic Microsystems, Inc.	Broadcom Corporation	Cash	8.3x	29.2x

June 17, 2011	Zoran Corporation	CSR plc	Cash & Stock	0.6x	Not Meaningful

April 4, 2011	National Semiconductor Corporation	Texas Instruments Incorporated	Cash	4.4x	21.5x

February 23, 2011	Conexant Systems, Inc.	Golden Gate Capital LP	Cash	1.5x	Not Meaningful

January 5, 2011	Atheros Communications, Inc.	Qualcomm, Inc.	Cash	3.5x	23.5x

October 4, 2010	Actel Corporation	Microsemi Corporation	Cash	1.8x	15.0x

September 8, 2010	Microtune, Inc.	Zoran Corporation	Cash	0.8x	48.7x

April 12, 2010	Teridian Semiconductor Corp.	Maxim Integrated Products Inc.	Cash	Not publicly available (“NA”)	NA

March 22, 2010	Techwell, Inc.	Intersil Corp	Cash	4.2x	26.4x

March 11, 2010	TrendChip Technologies Corp.	Ralink Technology Corp.	Stock	2.1x	22.9x

December 14, 2009	California Micro Devices Corporation	ON Semiconductor Corp.	Cash	1.4x	Not Meaningful

November 18, 2009	Sierra Monolithics, Inc.	Semtech Corporation	Cash	3.0x	NA

September 8, 2009	Intellon Corporation	Atheros Communications, Inc.	Cash & Stock	2.1x	30.4x

April 30, 2009	Tundra Semiconductor Corporation	Integrated Device Technology, Inc.	Cash	1.0x	Not Meaningful

July 17, 2008	Catalyst Semiconductor, Inc.	ON Semiconductor Corp.	Stock	1.1x	21.5x

December 13, 2007	AMIS Holdings, Inc.	ON Semiconductor Corp.	Stock	1.7x	13.3x

November 8, 2007	Analog Devices, Inc. (PC Thermal Monitoring Business)	ON Semiconductor Corp.	Cash	NA	NA

August 13, 2007	Sirenza Microdevices, Inc.	RF Micro Devices, Inc.	Cash & Stock	4.2x	22.8x

May 8, 2007	Sipex Corporation	Exar Corporation	Stock	NA	NA

December 4, 2006	Agere Systems Inc.	LSI Logic Corporation	Stock	2.5x	22.6x

October 24, 2006	PowerDsine Limited	Microsemi Corporation	Cash & Stock	3.9x	Not Meaningful

September 15, 2006	Freescale Semiconductor, Inc.	Investor Group	Cash	2.4x	20.3x

July 23, 2006	ATI Technologies Inc.	Advanced Micro Devices, Inc.	Cash & Stock	1.8x	26.2x

The mean NTM Revenue Multiple for the selected transactions analyzed was 2.6x.  Based on the analysis of such metrics for the transactions noted above and its professional judgment as to the transactions most similar to the merger, Qatalyst Partners selected a representative range of 1.5x to 3.0x and applied this range of multiples to SMSC’s next twelve months estimated revenue reflected in the Analyst Projections.  Based on the calculations set forth above and SMSC’s fully-diluted shares (using the treasury stock method), including common stock, restricted stock awards, RSUs, SARs, and stock options as provided by management of SMSC for the period ended February 29, 2012, this analysis implied a range of values for SMSC’s common stock of approximately $32.68 to $54.56 per share.

The mean NTM P/E Multiple for the selected transactions analyzed was 24.5x.  Based on the analysis of such metrics for the transactions noted above and its professional judgment as to the transactions most similar to the merger, Qatalyst Partners selected a representative range of 20.0x to 26.0x and applied this range of multiples to SMSC’s next twelve months earnings per share reflected in the Analyst Projections.  Based on the calculations set forth above and SMSC’s fully-diluted shares (using the treasury stock method), including common stock, restricted stock awards, RSUs, SARs, and stock options as provided by management of SMSC for the period ended February 29, 2012 this analysis implied a range of values for SMSC’s common stock of approximately $33.44 to $43.47 per share.

Opinion of Qatalyst Partners – Miscellaneous

The following disclosure supplements and restates the fourth full paragraph on page 36 of the Definitive Proxy Statement

Under the terms of its engagement letter, Qatalyst Partners provided SMSC with financial advisory services in connection with the merger for which it will be paid approximately $14 million, a portion of which is a customary retainer, $2 million of which was payable upon delivery of its opinion, and the remaining portion of which will be paid upon, and subject to, consummation of the merger.  Qatalyst Partners would receive the same fixed percentage of the aggregate transaction value used to calculate the transaction fee for the merger, in connection with any other similar transaction involving the acquisition of SMSC that is either consummated or for which a definitive agreement is signed during the period of Qatalyst Partners’ engagement or during the year following the termination thereof.  SMSC has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services.  SMSC has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities law, and expenses related to or arising out of Qatalyst Partners’ engagement.

CAUTIONARY STATEMENT

Information set forth in this Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to whether and when the acquisition is consummated and the Litigation is settled. These statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future results. Such risks and uncertainties include the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement, any termination of the acquisition agreement, the effect of the acquisition on Microchip’s and the Company’s existing relationships with customers and vendors and their operating results and businesses; the timing and terms of the actual settlement of the Litigation; general economic, industry or political conditions in the U.S. or internationally; and the risks described from time to time in our SEC reports including our filings on Forms10-K, 10-Q and 8-K. You can obtain copies of such filings and other relevant documents for free at the Company’s website (www.smsc.com), at Microchip’s website (www.microchip.com), or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company has filed the Definitive Proxy Statement and supplements thereto with the SEC.  On or about May 31, 2012, the Company began mailing the Definitive Proxy Statement to stockholders of record as of the close of business on May 30, 2012.  Investors and securityholders are urged to read the Definitive Proxy Statement because it contains important information about the Merger.  Investors and stockholders may obtain a free copy of the Definitive Proxy Statement and other documents filed by the Company at the SEC’s website at www.sec.gov.  The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger.  Certain directors and executive officers of SMSC have interests in the Merger that may differ from the interests of the Company’s stockholders generally, with respect to, among other things, acceleration of vesting of stock options, restricted stock and restricted stock units, and other benefits conferred under employment agreements and other arrangements.  Information regarding the interests of these directors and executive officers in the Merger is included in the Definitive Proxy Statement.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 14, 2011.  These documents are available free of charge at the SEC’s website (www.sec.gov) and as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: June 26, 2012	By:	/s/ Walter Siegel

		Name:	Walter Siegel
		Title:	Senior Vice President and General Counsel